UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 22, 2023

DecisionPoint Systems, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-41376	37-1644635
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

DecisionPoint Systems, Inc. 1615 South Congress Avenue, Suite 103 Delray Beach, Florida	33445
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (561) 900-3723

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	DPSI	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

CEO Employment Agreement

On December 22, 2023, Decision Point Systems, Inc. (the “Company”) entered into an amended and restated employment agreement with the Company’s Chief Executive Officer, Steven Smith (the “CEO Employment Agreement”), which such agreement will be effective as of January 1, 2024.  A summary of the material terms of the CEO Employment Agreement is set forth below, and is qualified in its entirety by reference to such agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Term: The CEO Employment Agreement is for an initial term commencing January 1, 2024 and ending on December 31, 2027 unless the Company and Mr. Smith mutually agree to additional one year extensions, or it is earlier terminated pursuant to the terms of the CEO Employment Agreement (the “Term”).

Compensation:  Mr. Smith’s annual base salary for calendar year 2024 will be $477,405, which such amount shall increase to $511,500 for calendar year 2025, $547,500 for calendar year 2026 and $586,000 for calendar year 2027 (the “Base Salary”). Pursuant to the terms of the CEO Employment Agreement, Mr. Smith is also eligible for an annual bonus (the “Annual Bonus”). Initially, Mr. Smith will be eligible to receive an Annual Bonus for calendar year 2024 of at least 80% of his Base Salary based on the achievement of (i) a gross revenue target, (ii) an adjusted EBITDA target and (iii) the growth of the Company’s services revenue. In future years, the Company’s Board of Directors or a committee thereof will set the relevant targets to receive an Annual Bonus of at least 90% of his then-current Base Salary. In addition, in connection with entering into the CEO Employment Agreement, Mr. Smith will be granted 300,000 Restricted Stock Units (“RSUs” (as described below)), which are scheduled to vest in three equal tranches beginning January 1, 2025 and annually thereafter.

Severance; Equity Acceleration: Upon a termination of Mr. Smith’s employment (1) by the Company other than for Cause or by Mr. Smith upon a resignation for Good Reason (each as defined in the CEO Employment Agreement) or (2) within one year after a Change in Control (as defined in the Employment Agreement, by the Company other than for Cause or by Mr. Smith upon a resignation for any reason (a “Change of Control Termination”), subject to the execution and non-revocation of a general release and compliance with the restrictive covenants described below, Mr. Smith will be entitled to (i) accrued obligations including any earned but unpaid Base Salary, accrued but unused vacation, and equity incentive awards which have vested through the termination date and (ii) 12 months of Base Salary (the “Severance Payment”). In the event of a Change of Control, unvested RSU awards will vest as of the closing date of the Change of Control.

Restrictive Covenants: During the Term, Mr. Smith is bound by a covenant not to own equity, or become employed or otherwise associated with the Company’s vendors, distributors, channel partners and/or investors (“Commercial Partners”), certain former Commercial Partners, or certain prospects from whom the Company solicited business in the year prior to date of termination with which Mr. Smith was involved or about which Mr. Smith received confidential information (“Prospects”). In addition, Mr. Smith has agreed not to use or disclose any confidential information of the Company, subject to customary exceptions, during the Term. During the Term and 12 months thereafter, Mr. Smith is bound by a covenant (i) not to solicit, render services to, or accept business from any Commercial Partner, certain former Commercial Partners, or Prospects (ii) not to solicit or hire the Company’s employees or former employees, (iii) not to induce such employees, or the Company’s subcontractors or vendors, to change their relationship with the Company, (iv) not to engage or assist any third parties in engaging in any business activity which competes, directly or indirectly, with the Company’s business or that is substantially similar to the Company’s business (“Competitive Activity”) within the any state within the United States in which the Company engages in business (the “Territory”), and (v) not to have an interest in any business or entity that engages, directly or indirectly, in Competitive Activity within the Territory.

Restricted Stock Unit Awards

On December 28, 2023, pursuant to the Company’s 2014 Equity Incentive Plan, as amended (the “Plan”), the Company’s Board of Directors approved a form of Restricted Stock Unit Agreement (the “Award Agreement”) to be used as a template for awards of RSUs that may be granted to eligible participants under the Plan.

Under the Award Agreement, subject to satisfaction of any vesting restriction, each RSU represents the right to receive one share of the Company’s common stock, $0.001 par value per share (the “Common Stock”), or if determined in the discretion of the Committee, the right to receive a cash amount equal to the fair market value of one share of Common Stock. Grants of RSUs that may be made under the Plan and form of Award will be subject to time-based vesting restrictions and will be subject to the holder’s continuous employment through the applicable vesting dates. In the event of a Change in Control (as defined in the Award Agreement), all unvested RSUs shall vest as of the closing date of the Change in Control, provided that the holder remains employed through such closing date.

The foregoing description is a summary only of the material terms of the form of Award Agreement, and is qualified in its entirety by reference to such agreement, a copy of which is filed as Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Below is a list of exhibits included with this Current Report on Form 8-K.

Exhibit No.	Document
10.1	Amended and Restated Employment Agreement with Steven Smith, effective January 1, 2024

10.2	Form of Restricted Stock Unit Agreement

104	Cover Page Interactive Data File (embedded within Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 29, 2023	DecisionPoint Systems, Inc.

	By:	/s/ Melinda Wohl
	Name:	Melinda Wohl
	Title:	Chief Financial Officer
(Principal Financial Officer and Principal Accounting Officer)

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